EXHIBIT 13.2

CERTIFICATIONS

In connection with the Annual Report of Qihoo 360 Technology Co. Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alex Zuoli Xu, Co-chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 19, 2013

By:	/s/ Alex Zuoli Xu
Name: Alex Zuoli Xu
Title: Co-chief Financial Officer